Item 77C

THE BRAZIL FUND, INC.

The Proxy Statements on Schedule 14A for The Brazil Fund, Inc. (File No. 811-05269) is incorporated by reference to the Definitive Proxy Statements for such fund filed with the Securities and Exchange Commission on February 28, 2002 and May 20, 2002, respectively.